Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2006 Global Share Based Incentive Plan of Alvarion Ltd. of our report dated March 27, 2006, with respect to the consolidated financial statements of Alvarion Ltd. included in its annual report (Form 20-F) for the year ended December 31, 2005 filed with the Securities and Exchange Commission.

Tel Aviv, Israel
November 12, 2006

            /s/ Kost Forer Gabbay & Kasierer
            A Member of Ernst & Young Global